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                                                                    EXHIBIT 21.1

                    LIST OF SUBSIDIARIES

MSX International, Inc.                                           (Delaware)

    MSX International (Holdings), Inc.                            (Delaware)

            MSX International (USA), Inc.                         (Delaware)
                     MSX International do Brasil                  (Brazil)
                     MSX International de Mexico, S.A. de C.V.    (Mexico)
                     MSX International Canada Limited             (Canada)
                     MSX International Australia Pty United       (Australia)

            MSX International Business Services, Inc.             (Delaware)
                     Creative Technology Services, L.L.C.         (Michigan)

            MSX International Engineering Services, Inc.          (Delaware)
                     dba Lexstra International, Inc.              (Delaware)
                     dba Lexus Temporaries, Inc.                  (Delaware)
                     dba Rice Cohen International                 (Delaware)
                     Pilot Computer Services, Inc.                (California)
                     MegaTech Engineering, Inc.                   (Michigan)
                     MegaTech Academy, a non-profit corporation   (Michigan)
                     Chelsea Computer Consultants, Inc.           (Delaware)
                     Millenium Computer Systems, Inc.             (Michigan)
                     Management Resources International, Inc.     (Michigan)

            MSX International Technology Services, Inc.           (Delaware)

            MSX International Dealer Net Services, Inc.           (Delaware)
                     MSX International Dealer Net
                         Services, B.V.                           (Netherlands)

            MSX International Holdings, Ltd.                      (UK)
                     MSX International Holdings GmbH              (Germany)
                              MSX International GmbH              (Germany)
                              MSX International TechServices, S.A.(Spain)

                     MSX International, Ltd.                      (UK)
                              Gold Arrow Contract Services Ltd.   (UK)
                              Canewdon, Ltd.                      (UK)
                              Canewdon Consultants Limited        (UK)

                     MSX International SARL                       (France)

                     MSX International Holdings Italia S.r.l.     (Italy)
                              Satiz S.r.l.                        (Italy)